                                                                     Exhibit 3.1

                           SECOND AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            EMERGE INTERACTIVE, INC.


         eMerge Interactive, Inc., a Delaware corporation, hereby certifies as follows:

         FIRST. The name of the corporation under which its Certificate of Incorporation was filed is Enhanced Vision Systems, Inc. The date of filing of its original Certificate of Incorporation with the Secretary of State was September 12, 1994.

         SECOND. This Second Amended and Restated Certificate of Incorporation amends, restates and integrates the provisions of the Certificate of Incorporation of said corporation and has been duly adopted by majority vote of the holders of all of the outstanding stock entitled to vote thereon in accordance with the provisions of Sections 242 and 245 and all other applicable provisions of the General Corporation Law of the State of Delaware.

         THIRD. The text of the Amended and Restated Certificate of Incorporation is hereby restated to read herein as set forth in full:

         1. The name of the corporation is eMerge Interactive, Inc.

         2. The address of the corporation's registered office is 1013 Centre Road in the City of Wilmington, County of New Castle, Delaware 19805. The name of its registered agent at such address is Corporation Service Company.

         3. The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

         4. The aggregate number of shares of all classes of stock which the Corporation shall have authority to issue 115,000,000 shares, designated as follows:

         (A) 100,000,000 shares of Common Stock, par value $0.01 per share, consisting of 92,711,110 shares of Class A Common Stock, par value $0.01 per share (herein called the "Class A Common Stock") and 7,288,890 shares of Class B Common Stock, par value $0.01 per share (herein called the "Class B Common Stock"). Each holder of Class A Common Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors other than the Series A Directors and the Series D Directors, each as hereinafter defined) and shall be entitled to one vote per share and each holder of Class B Common Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors other than the Series A Directors and the Series D Directors) and shall be entitled to two and one-half votes per share. Each share of Class B Common Stock shall be converted automatically into one fully paid, non-assessable share of Class A Common Stock immediately prior to the earlier of (i) the transfer by the registered holder of such share of Class B Common Stock to another registered holder other than an affiliate of such holder and (ii) the filing of a registration statement with the U.S. Securities and Exchange Commission covering the share or shares of Class A Common Stock that are issuable upon the conversion of such share of Class B Common Stock. Immediately upon the effectiveness of this amendment and restatement of the Certificate of Incorporation of the Company, each share of Common Stock issued and outstanding immediately prior thereto ("Old Common Stock") shall, ipso facto and without any action on the part of the holder of shares of the Old Common Stock, be changed, converted and reclassified into one share of Class A Common Stock.

         (B) 15,000,000 shares of Preferred Stock, par value $0.01 per share, consisting of 6,500,000 shares of Series A Preferred Stock, par value $0.01 per share (herein called the "Series A Preferred Stock"), 2,400,000 shares of Series B Junior Preferred Stock, par value $0.01 per share (herein called the "Series B Junior Preferred Stock"), 1,300,000 shares of Series C Preferred Stock, par value $0.01 per share (herein called the "Series C Preferred Stock") and 4,555,556 shares of Series D Preferred Stock, par value $0.01 per share (herein called the "Series D Preferred Stock". The Board of Directors shall have the full authority permitted by law to divide the authorized and unissued shares of Preferred Stock into classes or series, or both, and to determine for any such class or series its designation and the number of shares of the class or series and the voting rights, preferences, limitations and special rights if any, of the shares of the class or series.

                                 ***************

             DESCRIPTION AND DESIGNATION OF SERIES A PREFERRED STOCK

         A1. DESIGNATION. A total of 6,500,000 shares of the Company's Preferred Stock shall be designated the Series A Preferred Stock.

         A2. RESTRICTIONS ON DISTRIBUTIONS. Except to the extent in any instance approval is provided in writing by the holders of two-thirds of the outstanding shares of Series A Preferred Stock (voting as a separate class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock junior to the Series A Preferred Stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing. "Subsidiary" or "Subsidiaries" means any corporation, partnership or joint venture of which the Company and/or any of its other Subsidiaries

(as herein defined) directly or indirectly owns at the time at least fifty percent (50%) of the outstanding voting shares or similar interests other than directors' qualifying shares.

                  Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

         A3. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  A3.1 TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. The Series A Preferred Stock shall be on a parity with Series C Preferred Stock and Series D Preferred Stock with respect to liquidation preference. The Series A Preferred Stock, Series C Preferred Stock and Series D Preferred Stock and any class or series of Preferred Stock designated in the future to be on a parity with Series A Preferred Stock with respect to liquidation preference are collectively referred to herein as a "First Priority Parity Stock". In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series A Preferred Stock, including the Series B Junior Preferred Stock, in liquidation preference (collectively referred to in this Description and Designation of Series A Preferred Stock as "Junior Stock"), and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated now or in the future to be senior to, or on a parity with, the Series A Preferred Stock, including the Series C Preferred Stock and the Series D Preferred Stock, with respect to liquidation preference (collectively referred to in this Description and Designation of Series A Preferred Stock as "Senior Stock"), the holders of each share of Series A Preferred Stock shall be entitled to be paid first out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus or earnings ("Available Assets"), the greater of (i) an amount per share of Series A Preferred Stock equal to $1.00, plus $.10 for each year (pro rated for partial years) from July 16, 1997 until the date of distribution of Available Assets, (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock), or (ii) such amount per share of Series A Preferred Stock as would have been payable had each share of

Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

                  If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series A Preferred Stock and of any other series of Preferred Stock on parity with the Series A Preferred Stock, including the Series C Preferred Stock and the Series D Preferred Stock, with respect to liquidation preference the full amounts to which they otherwise would be entitled, the holders of Series A Preferred Stock and such other series of Preferred Stock, including the Series C Preferred Stock and the Series D Preferred Stock, shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series A Preferred Stock and such other series of Preferred Stock, including the Series C Preferred Stock and the Series D Preferred Stock, if all liquidation preference dollar amounts with respect to such shares were paid in full.

                  A3.2 TREATMENT OF REORGANIZATION, CONSOLIDATION, MERGER, OR SALE OF ASSETS. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section A3; provided, however that, in the case of any such transaction to which the provisions of Section A5.6 also apply, the holders of a majority of the outstanding shares of Series A Preferred Stock together with First Priority Parity Stock (voting together as a single class) shall have the right to elect the benefits of the provisions of Section A5.6 hereof for all of the Series A Preferred Stock and First Priority Parity Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section A3.

                  The provisions of this Section A3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

                  A3.3 DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section A3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation in a written resolution. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such series and class.

         A4. VOTING POWER.

                  A4.1 GENERAL. Except as otherwise required by applicable law or as otherwise provided herein, (i) each holder of Series A Preferred Stock shall be entitled to vote on all matters submitted to a vote of the stockholders of the Corporation (including election of directors other than the Series D Directors) and shall be entitled to that number of votes equal to the largest number of whole shares of Class A Common Stock into which such holder's shares of Series A Preferred Stock could be converted, and (ii) the holders of shares of Series A Preferred Stock, Series B Junior Preferred Stock, Series C Preferred Stock, Class A Common Stock and Class B Common Stock shall vote together (or render written consents in lieu of a vote) as a single class on all matters submitted to the stockholders of the Corporation (including election of directors to the extent not otherwise expressly provided for). Each holder of Series A Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of this Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings.

                  A4.2 DIRECTOR ELECTION RIGHTS. So long as any shares of Series A Preferred Stock remain outstanding, the holders of the Series A Preferred Stock, voting as a separate class, shall have the right to elect two directors of the Corporation (the "Series A Directors"). At any annual or special meeting of the Corporation held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series A Preferred Stock shall constitute a quorum for the election of the Series A Directors.

         A5. CONVERSION RIGHTS. The holders of the Series A Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Class A Common Stock:

                  A5.1 VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section 5, any shares of the Series A Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Class A Common Stock. The number of shares of Class A Common Stock which a holder of Series A Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series A Preferred Stock being converted at any time, by (ii) the rate (the "Series A Conversion Rate") equal to the quotient obtained by dividing $1.00 by the Series A Conversion Value. The "Series A Conversion Value" in effect from time to time, except as adjusted in accordance with this Section A5, shall be $1.00.

         A5.2 AUTOMATIC CONVERSION.
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                           A5.2.1 EVENTS CAUSING CONVERSION. Immediately (A)
prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933, as amended, (other than on Form S-4 or S-8 on any successor forms thereto) covering the offer and sale of Class A Common Stock in an underwritten public offering on a firm commitment basis in which the gross proceeds of the offering will equal or exceed $10,000,000 (calculated before deducting underwriters' discounts and commissions and other offering expenses), and in which the public offering price per share of Class A Common Stock (calculated before deducting underwriters' discounts and commissions) results in a valuation of the total number of outstanding shares of capital stock of the Company immediately prior to the closing of a public offering of at least $30,000,000, (a "Public Offering") but subject to the closing of such public offering, (B) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933 covering the offer and sale of Common Stock in a rights offering to shareholders Safeguard Scientifics, Inc., but subject to the closing of such rights offering (a "Rights Offering"), or (C) upon the election, set forth in a written notice to the Corporation, of holders of at least two-thirds of the outstanding Series A Preferred Stock and First Priority Parity Stock (counted as a single Class) to convert their shares of Series A Preferred Stock and First Priority Parity Stock to Common Stock; all outstanding shares of Series A Preferred Stock shall be converted automatically into the number of fully paid, non-assessable shares of Class A Common Stock into which such shares of Series A Preferred Stock are convertible pursuant to this Section A5 as of the closing and consummation of such underwritten public offering or the date of such approval, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                           A5.2.2 SURRENDER OF CERTIFICATES UPON MANDATORY
CONVERSION. Upon the occurrence of the conversion event specified in paragraph A5.2.1, the holders of the Series A Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Class A Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Class A Common Stock into which the shares of Series A Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series A Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                  A5.3 ANTI-DILUTION ADJUSTMENTS.

                           A5.3.1 UPON DILUTIVE ISSUANCES. If the Corporation
shall, while there are any shares of Series A Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents (as defined in Section A5.3.2.1 below) without consideration or at a price per share or Net Consideration Per Share (as defined in Section A5.3.3 below) less than the Series A Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series A Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series A Conversion Value by the following fraction:

                                           N(0) + N(1)
                                      -------------------
                                           N(0) + N(2)

                  Where:

                           N(0) = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

                           N(1) = the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series A Conversion Value in effect immediately prior to such issuance.

                           N(2) = the number of such additional shares of Common Stock so issued or deemed to be issued.

Example:
initial capital                        1,000,000
initial conversion price                  $1.00

new shares issued                      1,000,000        total new consideration                       $500,000
new issue price                            $0.50        new shares which would be
                                                        issued at initial conversion price             500,000
new conversion price                       $0.75

                  The provisions of this Section A5.3.1 may be waived as to all shares of Series A Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.

                           A5.3.2 COMMON STOCK EQUIVALENTS.

                                    A5.3.2.1 GENERAL. For the purposes of this
Section A5.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any warrants, options, subscription or purchase rights with respect to such convertible or exchangeable securities (collectively, "Common Stock Equivalents"), shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series A Conversion Value shall be made under this Section A5.3 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

                                    A5.3.2.2 ADJUSTMENTS FOR ADJUSTMENT,
CANCELLATION OR EXPIRATION OF COMMON STOCK EQUIVALENTS. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section A5.3, then, upon the effectiveness of each such change, the Series A Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section A5.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and
(2) had the adjustments made to the Series A Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series A Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series A Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series A Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series A Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series A Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series A Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                           A5.3.3 NET CONSIDERATION PER SHARE. The "Net
Consideration Per Share" which shall be receivable by the Corporation for any Common Stock issued upon the exercise or conversion of any Common Stock Equivalents shall be determined as follows:

                                    A5.3.3.1 The Net Consideration Per Share
shall mean the amount equal to the total amount of consideration, if any, received by the Corporation for the issuance of such Common Stock Equivalents, plus the minimum amount of consideration, if any, payable to the Corporation upon exercise, or conversion or exchange thereof, divided by the aggregate number of shares of Common Stock that would be issued if all such Common Stock Equivalents were exercised, exchanged or converted.

                                    A5.3.3.2 The Net Consideration Per Share
which shall be receivable by the Corporation shall be determined in each instance as of the date of issuance of Common Stock Equivalents without giving effect to any possible future upward price adjustments or rate adjustments which may be applicable with respect to such Common Stock Equivalents.

                           A5.3.4 STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK
OTHER THAN COMMON STOCK. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series A Preferred Stock.

                           A5.3.5 CONSIDERATION OTHER THAN CASH. For purposes of
this Section A5.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section A5.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation in a written resolution.

                           A5.3.6 EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS;
BASKET FOR RESERVED EMPLOYEE SHARES. This Section A5.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), or (B) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series A Preferred Stock. Further, this Section A5.3 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant or options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services or of providing additional compensation to a financial institution in connection with the Corporation obtaining equipment lease/financing, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of two-thirds of the outstanding shares of Series A Preferred Stock.

                  A5.4 ADJUSTMENT UPON EXTRAORDINARY COMMON STOCK EVENT Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series A Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series A Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series A Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                  An "Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding shares of Common Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination or reverse stock split of outstanding shares of Common Stock into a smaller number of shares of the Common Stock.

                  A5.5 ADJUSTMENT UPON CERTAIN DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series A Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section A5.

                  A5.6 ADJUSTMENT UPON CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.

                  In the case of a transaction to which both this Section A5.6 and Section A3.2 apply, the holders of a majority of the outstanding shares of Series A Preferred Stock and First Priority Parity Stock (voting together as a single class) shall have the option of electing treatment for the Series A Preferred Stock and First Priority Parity Stock under this Section A5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section A3.2, and not this Section A5.6, shall apply.

                  A5.7 CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series A Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series A Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  A5.8 EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Preferred Stock being converted, shall be the "Conversion Date". As promptly as practicable after the Conversion Date for the Series A Preferred Stock, the Corporation shall issue and deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section A5, and cash, as provided in Section A5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  A5.9 CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series A Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series A Preferred Stock, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

                  A5.10 PARTIAL CONVERSION. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

                  A5.11 RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscription or purchase rights for Series A Preferred Stock), and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock (including any shares of Series A Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series A Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

         A6. RESTRICTIONS AND LIMITATIONS ON CORPORATE ACTION.

                  The Corporation shall not take any corporate action or amend its Certificate of Incorporation (except to reduce the number of shares designated as Series A Preferred Stock to the number of such shares which are then issued and outstanding) without the approval by vote or written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, each share of Series A Preferred Stock to be entitled to one vote in each instance, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a single class, if such amendment or corporate action would:

                           (a) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section 2 hereof; or

                           (b) authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series A Preferred Stock or of any class of stock ranking senior to the Series A Preferred Stock with respect to liquidation preferences, dividend rights or containing redemption rights; or

                           (c) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (d) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series A Preferred Stock; or

                           (e) cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section A5 herein; or

                           (f) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation; or

                           (g) authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations which could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section A3.2 hereof.

         A7. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Preferred Stock above the amount payable therefor on such conversion, and
(b) will take such action as may be necessary or appropriate in order that the

Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Preferred Stock from time to time outstanding.

         A8.      NOTICES OF RECORD DATE.  In the event of

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right, (ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least 15 days prior to the date specified in such notice on which action is being taken.

         A9. STATUS OF CONVERTED OR REPURCHASED SERIES A PREFERRED STOCK. Any share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series A Preferred Stock, the provisions of this Series A Preferred Stock shall terminate and have no further force and effect.

         DESCRIPTION AND DESIGNATION OF SERIES B JUNIOR PREFERRED STOCK

         B1. DESIGNATION. A total of 2,400,000 shares of the Company's Preferred Stock shall be designated the Series B Junior Preferred Stock

         B2. RESTRICTIONS ON DISTRIBUTIONS. Except to the extent in any instance approval is provided in writing by the holders of two-thirds of the outstanding shares of Series B Junior Preferred Stock, Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other series of Preferred Stock senior to or on parity with the Series B Junior Preferred Stock with respect to liquidation preference (all voting together as a single class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock junior to the Series B Junior Preferred Stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing.

                  Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

         B3. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  B3.1 TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. The Series B Junior Preferred Stock shall be junior to the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred with respect to liquidation preference. Any class or series of Preferred Stock designated in the future to be on a parity with the Series B Junior Preferred Stock with respect to liquidation preference are collectively referred to herein as "Second Priority Parity Stock". In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series B Junior Preferred Stock in liquidation preference (collectively referred to in this Description and Designation of Series B Junior Preferred Stock as "Junior Stock"), and subject to the liquidation rights and preferences of the Series A Preferred Stock, Series C Preferred Stock and Series D Preferred and any class or series of Preferred Stock designated in the future to be senior to the Series B Junior Preferred Stock with respect to liquidation preference (referred to in this Description and Designation of Series B Junior Preferred Stock as "Senior Stock"), the holders of each share of Series B Junior Preferred Stock shall be entitled to be paid first out of the Available Assets, the greater of (i) an amount per share of Series B Junior Preferred Stock equal to $2.00, plus $.20 for each year (pro rated for partial years) from December 31, 1998 until the date of distribution of Available Assets, (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock), or (ii) such amount per share of Series B Junior Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

                  If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series B Junior Preferred Stock and of any Parity Stock the full amounts to which they otherwise would be entitled, the holders of Series B Junior Preferred Stock and Second Priority Parity Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series B Junior Preferred Stock and Parity Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

                  B3.2 TREATMENT OF REORGANIZATION, CONSOLIDATION, MERGER, OR SALE OF ASSETS. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section B3; provided, however that, in the case of any such transaction to which the provisions of Section B5.6 also apply, the holders of the outstanding shares of Series B Junior Preferred Stock and Second Priority Parity Stock (voting together as a single class) shall have the right by majority vote to elect the benefits of the provisions of Section B5.6 hereof for all of the Series B Junior Preferred Stock and Second Priority Parity Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section B3.

                  The provisions of this Section B3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

                  B3.3 DISTRIBUTIONS OTHER THAN CASH . Whenever the distribution provided for in this Section B3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation in a written resolution. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each Series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such Series and class.

         B4. VOTING POWER.

                  B4.1 GENERAL. For each vote in which holders of Series B Junior Preferred Stock are entitled to participate, each share of Series B Junior Preferred Stock shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series B Junior Preferred Stock could be converted. Except as otherwise required by applicable law or as otherwise provided herein, each holder of Series B Junior Preferred Stock shall be entitled to vote together with the Common Stock, Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and all other series and classes of stock permitted to vote with the Common Stock on all matters submitted to a vote of the stockholders of the Corporation (including election of directors generally, but excluding election of the Series A Directors and Series D Directors). Each holder of Series B Junior Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of this Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings.

         B5. CONVERSION RIGHTS. The holders of the Series B Junior Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Common
Stock:

                  B5.1 VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section B5, any shares of the Series B Junior Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Class A Common Stock. The number of shares of Common Stock which a holder of Series B Junior Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series B Junior Preferred Stock being converted at any time, by (ii) the rate (the "Series B Conversion Rate") equal to the quotient obtained by dividing $2.00 by the Series B Conversion Value. The "Series B Conversion Value" in effect from time to time, except as adjusted in accordance with this Section B5, shall be $2.00.

                  B5.2 AUTOMATIC CONVERSION.

                           B5.2.1 EVENTS CAUSING CONVERSION. Immediately (A)
prior to a Public Offering (B) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933 covering the offer and sale of Common Stock in a rights offering to shareholders of Safeguard Scientifics, Inc., but subject to the closing of such rights offering, or (C) upon the election, set forth in a written notice to the Corporation, of holders of at least two-thirds of the outstanding shares of Series B Junior Preferred Stock and Parity Stock (counted as a single class) to convert their Series B Junior Preferred Stock and Second Priority Parity Stock to Common Stock; all outstanding shares of Series B Junior Preferred Stock and Second Priority Parity Stock shall be converted automatically into the number of fully paid, non-assessable shares of Class A Common Stock into which such shares of Series B Junior Preferred Stock and Second Priority Parity Stock are convertible pursuant to this Section B5 or the designation of such Second Priority Parity Stock as of the closing and consummation of such underwritten public offering or the date of such approval, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                           B5.2.2 SURRENDER OF CERTIFICATES UPON MANDATORY
CONVERSION. Upon the occurrence of the conversion event specified in paragraph B5.2.1, the holders of the Series B Junior Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series B Junior Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series B Junior Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                  B5.3 ANTI-DILUTION ADJUSTMENTS.

                           B5.3.1 UPON DILUTIVE ISSUANCES. If the Corporation
shall, while there are any shares of Series B Junior Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share or Net Consideration Per Share less than the Series B Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series B Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series B Conversion Value by the following fraction:

                                           N(0) + N(1)
                                      -------------------
                                           N(0) + N(2)

                  Where:

                           N(0) = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

                           N(1) = the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series B Conversion Value in effect immediately prior to such issuance.

                           N(2) = the number of such additional shares of Common Stock so issued or deemed to be issued.

Example:
initial capital                        1,000,000
initial conversion price                  $1.00

new shares issued                      1,000,000        total new consideration                       $500,000
new issue price                            $0.50        new shares which would be
                                                        issued at initial conversion price             500,000
new conversion price                       $0.75

                  The provisions of this Section B5.3.1 may be waived as to all shares of Series B Junior Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series B Junior Preferred Stock.

                           B5.3.2 COMMON STOCK EQUIVALENTS.

                                    B5.3.2.1 GENERAL. For the purposes of this
Section B5.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common

Stock and the issuance of any Common Stock Equivalents, shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series B Conversion Value shall be made under this Section B5.3 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

                                    B5.3.2.2 ADJUSTMENTS FOR ADJUSTMENT,
CANCELLATION OR EXPIRATION OF COMMON STOCK EQUIVALENTS. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section B5.3, then, upon the effectiveness of each such change, the Series B Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section B5.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and
(2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series B Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series B Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series B Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series B Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series B Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series B Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                           B5.3.3 [INTENTIONALLY OMITTED]

                           B5.3.4 STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK
OTHER THAN COMMON STOCK. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series B Junior Preferred Stock.

                           B5.3.5 CONSIDERATION OTHER THAN CASH. For purposes of
this Section B5.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section B5.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation in a written resolution.

                           B5.3.6 EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS. This
Section B5.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), (B) to any additional shares of Common Stock which become issuable upon conversion of any other series or class of preferred stock or convertible security of the Company as a result of any anti-dilution adjustment to the conversion ratio of such series or class, or (C) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series B Junior Preferred Stock. Further, this Section B5.3 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant or options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services or of providing additional compensation to a financial institution in connection with the Corporation obtaining equipment lease/financing, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of two-thirds of the outstanding shares of Series B Preferred Stock.

                  B5.4 ADJUSTMENT UPON EXTRAORDINARY COMMON STOCK EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series B Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series B Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series B Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                  B5.5 ADJUSTMENT UPON CERTAIN DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series B Junior Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the

Corporation which they would have received had their Series B Junior Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section B5.

                  B5.6 ADJUSTMENT UPON CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series B Junior Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series B Junior Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.

                  In the case of a transaction to which both this Section B5.6 and Section B3.2 apply, the holders of the outstanding shares of Series B Junior Preferred Stock and Second Priority Parity Stock (voting together as a single class) shall have the option by majority vote to elect treatment for the Series B Junior Preferred Stock and Second Priority Parity Stock under this Section B5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section B3.2, and not this Section B5.6, shall apply.

                  B5.7 CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY. In each case of an adjustment or readjustment of the Series B Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series B Junior Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  B5.8 EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series B Junior Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series B Junior Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Conversion Date for the Series B Junior Preferred Stock being converted, the Corporation shall issue and deliver to the holder of the shares of Series B Junior Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series B Junior Preferred Stock in accordance with the provisions of this Section B5, and cash, as provided in Section B5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series B Junior Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  B5.9 CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series B Junior Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series B Junior Preferred Stock, the Corporation shall pay to the holder of the shares of Series B Junior Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series B Junior Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series B Junior Preferred Stock being converted.

                  B5.10 PARTIAL CONVERSION. In the event some but not all of the shares of Series B Junior Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series B Junior Preferred Stock which were not converted.

                  B5.11 RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series B Junior Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series B Junior Preferred Stock (including any shares of Series B Junior Preferred Stock represented by any warrants, options, subscription or purchase rights for Series B Junior Preferred Stock), and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series B Junior Preferred Stock (including any shares of Series B Junior

Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series B Junior Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

         B6. RESTRICTIONS AND LIMITATIONS ON CORPORATE ACTION.

                  B6.1 The Corporation shall not take any corporate action or amend its Certificate of Incorporation (except to reduce the number of shares designated as Series B Junior Preferred Stock to the number of such shares which are then issued and outstanding) without the approval by majority vote or written consent of the holders of outstanding shares of Series B Junior Preferred Stock, voting as a single class, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series B Junior Preferred Stock without similarly changing the rights, preferences, privileges of or limitations on all other classes or series of Second Priority Parity Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend this Certificate of Incorporation or take any other corporate action without the approval of the holders of outstanding shares of Series B Junior Preferred Stock if such amendment or corporate action would:

                           (a) authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series B Junior Preferred Stock; or

                           (b) reduce the amount payable to the holders of Series B Junior Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (c) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Junior Preferred Stock; or

                           (d) cancel or modify the conversion rights of the holders of Series B Junior Preferred Stock provided for in Section B5 herein.


                  B6.2 The Corporation shall not take any corporate action or amend its Certificate of Incorporation without the approval by majority vote or written consent of the holders of outstanding shares of Series B Junior Preferred Stock and Second Priority Parity Stock, voting together as a single class, if such corporate action or amendment would similarly change the rights, preferences, privileges of or limitations on the Series B Junior Preferred Stock and all classes or series of Parity Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval of the holders of the outstanding shares of Series B Junior Preferred Stock and Parity Stock, voting together as a single class, if such amendment or corporate action would:

                           (a) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section 2 hereof; or

                           (b) [INTENTIONALLY OMITTED]

                           (c) similarly reduce the amount payable to the holders of Series B Junior Preferred Stock and Second Priority Parity Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (d) similarly adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series B Junior Preferred Stock and Second Priority Parity Stock; or

                           (e) similarly cancel or modify the conversion rights of the holders of Series B Junior Preferred Stock and Second Priority Parity Stock; or

                           (f) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation; or

                           (g) authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations which could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section B3.2 hereof.

         B7. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series B Junior Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series B Junior Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series B Junior Preferred Stock from time to time outstanding.

         B8. NOTICES OF RECORD DATE.  In the event of

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series B Junior Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least 15 days prior to the date specified in such notice on which action is being taken.

         B9. STATUS OF CONVERTED OR REPURCHASED SERIES B JUNIOR PREFERRED STOCK. Any share or shares of Series B Junior Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series B Junior Preferred Stock, the provisions of this Series B Junior Preferred Stock shall terminate and have no further force and effect.

             DESCRIPTION AND DESIGNATION OF SERIES C PREFERRED STOCK

         C1. DESIGNATION. A total of 1,300,000 shares of the Company's Preferred Stock shall be designated the Series C Preferred Stock.

         C2. RESTRICTIONS ON DISTRIBUTIONS. Except to the extent in any instance approval is provided in writing by the holders of two-thirds of the outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other series of Preferred Stock senior to or on parity with the Series C Preferred Stock with respect to liquidation preference (all voting together as a single class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock junior to the Series C Preferred Stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing.

                  Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

         C3. LIQUIDATION, DISSOLUTION OR WINDING UP.

                  C3.1 TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. The Series C Preferred Stock shall be on a parity with the Series A Preferred Stock and the Series D Preferred Stock with respect to liquidation preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock, the Series B Junior Preferred Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series C Preferred Stock in liquidation preference (collectively referred to in this Description and Designation of Series C Preferred Stock as, "Junior Stock"), and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to the Series C Preferred Stock with respect to liquidation preference (referred to in this Description and Designation of Series C Preferred Stock as "Senior Stock"), the holders of each share of Series C Preferred Stock shall be entitled to be paid first out of the Available Assets, the greater of (i) an amount per share of Series C Preferred Stock equal to $5.00, plus $.50 for each year (pro rated for partial years) from April 15, 1999 until the date of distribution of Available Assets, (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock), or (ii) such amount per share of Series C Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

                  If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series C Preferred Stock and of any Parity Stock the full amounts to which they otherwise would be entitled, the holders of Series C Preferred Stock and First Priority Parity Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series C Preferred Stock and Parity Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

                  C3.2 TREATMENT OF REORGANIZATION, CONSOLIDATION, MERGER, OR SALE OF ASSETS. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section C3; provided, however that, in the case of any such transaction to which the provisions of Section C5.6 also apply, the holders of the outstanding shares of Series C Preferred Stock and First Priority Parity Stock (voting together as a single class) shall have the right by majority vote to elect the benefits of the provisions of Section C5.6 hereof for all of the Series C Preferred Stock and First Priority Parity Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section C3.

                  The provisions of this Section C3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

                  C3.3 DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section C3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation by a written resolution. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each Series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such Series and class.

         C4.      VOTING POWER.

                  C4.1 GENERAL. For each vote in which holders of Series C Preferred Stock are entitled to participate, each share of Series C Preferred Stock shall be entitled to that number of votes equal to the largest number of whole shares of Class A Common Stock into which such holder's shares of Series C Preferred Stock could be converted. Except as otherwise required by applicable law or as otherwise provided herein, each holder of Series C Preferred Stock shall be entitled to vote together with the Common Stock, the Series A Preferred Stock, the Series B Junior Preferred Stock, the Series D Preferred Stock and all other series and classes of stock permitted to vote with the Common Stock on all matters submitted to a vote of the stockholders of the Corporation (including election of directors generally, but excluding election of the Series A Directors and the Series D Directors). Each holder of Series C Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of this Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings.

         C5. CONVERSION RIGHTS. The holders of the Series C Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Class A Common Stock:

                  C5.1 VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section C5, any shares of the Series C Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Class A Common Stock. The number of shares of Class A Common Stock which a holder of Series C Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series C Preferred Stock being converted at any time, by (ii) the rate (the "Series C Conversion Rate") equal to the quotient obtained by dividing $5.00 by the Series C Conversion Value. The "Series C Conversion Value" in effect from time to time, except as adjusted in accordance with this Section C5, shall be $5.00.

                  C5.2     AUTOMATIC CONVERSION.

                           C5.2.1 EVENTS CAUSING CONVERSION. Immediately (A)
prior to a Public Offering, but subject to the closing of such Public Offering
(B) prior to the effectiveness of a registration statement filed by the Company pursuant to the Securities Act of 1933 covering the offer and sale of Common Stock in a rights offering to shareholders of Safeguard Scientifics, Inc., in which the gross proceeds of the offering will equal or exceed $10,000,000 (calculated before deducting underwriters' discounts and commissions and other offering expenses), and in which the public offering price per share of Common Stock (calculated before deducting underwriters' discounts and commissions) results in a valuation of the total number of outstanding shares of capital stock of the Company immediately prior to the closing of the public offering of at least $35,000,000, but subject to the closing of such rights offering, or (C) upon the election, set forth in a written notice to the Corporation, of holders of at least two-thirds of the outstanding shares of Series C Preferred Stock and First Priority Parity Stock (counted as a single class) to convert their Series C Preferred Stock and First Priority Parity Stock to Common Stock; all outstanding shares of Series C Preferred Stock and First Priority Parity Stock shall be converted automatically into the number of fully paid, non-assessable shares of Class A Common Stock into which such shares of Series C Preferred Stock and Parity Stock are convertible pursuant to this Section C5 or the designation of such First Priority Parity Stock as of the closing and consummation of such underwritten public offering or the date of such approval, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                           C5.2.2 SURRENDER OF CERTIFICATES UPON MANDATORY
CONVERSION. Upon the occurrence of the conversion event specified in paragraph C5.2.1, the holders of the Series C Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series C Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series C Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                  C5.3     ANTI-DILUTION ADJUSTMENTS.

                           C5.3.1 UPON DILUTIVE ISSUANCES. If the Corporation
shall, while there are any shares of Series C Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share or Net Consideration Per Share less than the Series C Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series C Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series C Conversion Value by the following fraction:

                                           N(0) + N(1)
                                      -------------------
                                           N(0) + N(2)

                  Where:

                           N(0) = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

                           N(1) = the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series C Conversion Value in effect immediately prior to such issuance.

                           N(2) = the number of such additional shares of Common Stock so issued or deemed to be issued.

Example:

initial capital                        1,000,000
initial conversion price                  $1.00

new shares issued                      1,000,000        Total new consideration                       $500,000
new issue price                            $0.50        New shares which would be
                                                        Issued at initial conversion price             500,000
new conversion price                       $0.75



                  The provisions of this Section C5.3.1 may be waived as to all shares of Series C Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series C Preferred Stock.

                           C5.3.2   COMMON STOCK EQUIVALENTS.

                                    C5.3.2.1 GENERAL. For the purposes of this
Section C5.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any Common Stock Equivalents, shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series C Conversion Value shall be made under this Section

C5.3 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

                           C5.3.2.2 ADJUSTMENTS FOR ADJUSTMENT, CANCELLATION OR
EXPIRATION OF COMMON STOCK EQUIVALENTS. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section C5.3, then, upon the effectiveness of each such change, the Series C Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section C5.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series C Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series C Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series C Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series C Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series C Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series C Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series C Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                           C5.3.3   [INTENTIONALLY OMITTED]

                           C5.3.4 STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK
OTHER THAN COMMON STOCK. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series C Preferred Stock.

                           C5.3.5 CONSIDERATION OTHER THAN CASH. For purposes of
this Section C5.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section C5.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation in a written resolution.

                           C5.3.6 EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS. This
Section C5.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), (B) to any additional shares of Common Stock which become issuable upon conversion of any other series or class of preferred stock or convertible security of the Company as a result of any anti-dilution adjustment to the conversion ratio of such series or class, or (C) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series C Preferred Stock. Further, this Section C5.3 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant or options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services or of providing additional compensation to a financial institution in connection with the Corporation obtaining equipment lease/financing, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of two-thirds of the outstanding shares of Series C Preferred Stock.

                           C5.4 ADJUSTMENT UPON EXTRAORDINARY COMMON STOCK
EVENT. Upon the happening of an Extraordinary Common Stock Event (as hereinafter defined), the Series C Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series C Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series C Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.


                           C5.5 ADJUSTMENT UPON CERTAIN DIVIDENDS. In the event
the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series C Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series C Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section C5.

                  C5.6 ADJUSTMENT UPON CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series C Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series C Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.

                  In the case of a transaction to which both this Section C5.6 and Section C3.2 apply, the holders of the outstanding shares of Series C Preferred Stock and First Priority Parity Stock (voting together as a single class) shall have the option by majority vote to elect treatment for the Series C Preferred Stock and First Priority Parity Stock under this Section C5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section C3.2, and not this Section C5.6, shall apply.

                  C5.7 CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series C Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series C Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  C5.8 EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series C Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series C Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Conversion Date for such Series C Preferred Stock, the Corporation shall issue and deliver to the holder of the shares of Series C Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series C Preferred Stock in accordance with the provisions of this Section C5, and cash, as provided in Section C5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series C Preferred Stock shall cease and the person(s) in whose name(s) any certificate(s) for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby.

                  C5.9 CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of Series C Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series C Preferred Stock, the Corporation shall pay to the holder of the shares of Series C Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series C Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series C Preferred Stock being converted.

                  C5.10 PARTIAL CONVERSION. In the event some but not all of the shares of Series C Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series C Preferred Stock which were not converted.

                  C5.11 RESERVATION OF COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class A Common Stock, solely for the purpose of effecting the conversion of the shares of the Series C Preferred Stock, such number of its shares of Class A Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscription or purchase rights for Series C Preferred Stock), and if at any time the number of authorized but unissued shares of Class A Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series C Preferred Stock (including any shares of Series C Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series C Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Class A Common Stock to such number of shares as shall be sufficient for such purpose.

         C6.      RESTRICTIONS AND LIMITATIONS ON CORPORATE ACTION.

                  C6.1 The Corporation shall not take any corporate action or amend this Certificate of Incorporation (except to reduce the number of shares designated as Series C Preferred Stock to the number of such shares which are then issued and outstanding) without the approval by majority vote or written consent of the holders of outstanding shares of Series C Preferred Stock, voting as a single class, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series C Preferred Stock without similarly changing the rights, preferences, privileges of or limitations on all other classes or series of First Priority Parity Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend this Certificate of Incorporation or take any other corporate action without the approval of the holders of outstanding shares of Series C Preferred Stock if such amendment or corporate action would:

                           (a) authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series C Preferred Stock; or

                           (b) reduce the amount payable to the holders of Series C Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (c) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series C Preferred Stock; or

                           (d) cancel or modify the conversion rights of the holders of Series C Preferred Stock provided for in Section C5 herein.

                  C6.2 The Corporation shall not take any corporate action or amend its Certificate of Incorporation without the approval by majority vote or written consent of the holders of outstanding shares of Series C Preferred Stock and First Priority Parity Stock, voting together as a single class, if such corporate action or amendment would similarly change the rights, preferences, privileges of or limitations on the Series C Preferred Stock and all classes or series of First Priority Parity Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation or take any other corporate action without the approval of the holders of the outstanding shares of Series C Preferred Stock and First Priority Parity Stock, voting together as a single class, if such amendment or corporate action would:

                           (a) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section C2 hereof; or

                           (b) authorize, create or issue, or obligate the Corporation to authorize, create or issue, shares of any class of stock ranking senior to the Series C Preferred Stock and First Priority Parity Stock with respect to liquidation preferences or dividend rights, or containing redemption rights; or

                           (c) similarly reduce the amount payable to the holders of Series C Preferred Stock and First Priority Parity Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (d) similarly adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series C Preferred Stock and First Priority Parity Stock; or

                           (e) similarly cancel or modify the conversion rights of the holders of Series C Preferred Stock and First Priority Parity Stock; or

                           (f) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation; or

                           (g) authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations which could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section C3.2 hereof.

         C7. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series C Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation
(a) will not increase the par value of any shares of stock receivable on the conversion of the Series C Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series C Preferred Stock from time to time outstanding.

         C8.      NOTICES OF RECORD DATE.  In the event of

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series C Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least 15 days prior to the date specified in such notice on which action is being taken.

         C9. STATUS OF CONVERTED OR REPURCHASED SERIES C PREFERRED STOCK. Any share or shares of Series C Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series C Preferred Stock, the provisions of this Series C Preferred Stock shall terminate and have no further force and effect.



             DESCRIPTION AND DESIGNATION OF SERIES D PREFERRED STOCK

         D1. DESIGNATION. A total of 4,555,556 shares of the Company's Preferred Stock shall be designated the Series D Preferred Stock.

         D2. RESTRICTIONS ON DISTRIBUTIONS. Except to the extent in any instance approval is provided in writing by the holders of two-thirds of the outstanding shares of Series A Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and any other series of Preferred Stock senior to or on parity with the Series D Preferred Stock with respect to liquidation preference (all voting together as a single class), the Corporation shall not declare or pay any dividends, or purchase, redeem, retire, or otherwise acquire for value any shares of its capital stock junior to the Series D Preferred Stock (or rights, options or warrants to purchase such shares) now or hereafter outstanding, return any capital to its stockholders as such, or make any distribution of assets to its stockholders as such, or permit any Subsidiary to do any of the foregoing.

                  Notwithstanding the foregoing, Subsidiaries may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Corporation, and nothing contained in the foregoing shall prevent the Corporation from: (i) effecting a stock split or declaring or paying any dividend consisting of shares of any class of capital stock paid to the holders of shares of such class of capital stock; (ii) complying with any specific provision of the terms of any subsequently designated series of Preferred Stock in accordance with its terms; (iii) redeeming or repurchasing any stock of a deceased stockholder out of proceeds of insurance held by the Corporation on that stockholder's life; or (iv) redeeming or repurchasing any stock of any director, officer, employee, advisor, consultant or other person or entity, pursuant to a stock repurchase agreement or stock restriction agreement under which the Corporation has the right or obligation to repurchase such shares in the event of death, termination of employment or of the consulting arrangement, or other similar discontinuation of a business relationship.

         D3.      LIQUIDATION, DISSOLUTION OR WINDING UP.

                  D3.1 TREATMENT AT LIQUIDATION, DISSOLUTION OR WINDING UP. The Series D Preferred Stock shall be on a parity with the Series A Preferred Stock and Series C Preferred Stock with respect to liquidation preference. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or in the event of its insolvency, before any distribution or payment is made to any holders of Common Stock, the Series B Junior Preferred Stock or any other class or series of capital stock of the Corporation designated to be junior to the Series D Preferred Stock in liquidation preference (collectively, referred to in this Description and Designation of Series D Preferred Stock as "Junior Stock"), and subject to the liquidation rights and preferences of any class or series of Preferred Stock designated in the future to be senior to the Series D Preferred Stock with respect to liquidation preference (referred to in this Description and Designation of Series D Preferred Stock as "Senior Stock"), the holders of each share of Series D Preferred Stock shall be entitled to be paid first out of the Available Assets, the greater of (i) an amount per share of Series D Preferred Stock equal to $9.00, plus $1.00 for each year (pro rated for partial years) from October ___, 1999 until the date of distribution of Available Assets, (subject to equitable adjustment for any stock dividend, stock split, combination, reorganization, recapitalization, reclassification or other similar event involving a change in the capital structure of the Preferred Stock), or
(ii) such amount per share of Series D Preferred Stock as would have been payable had each share of Preferred Stock which is convertible into Common Stock been so converted immediately prior to such liquidation, dissolution or winding up.

                  If, upon liquidation, dissolution or winding up of the Corporation, the Available Assets shall be insufficient to pay the holders of Series D Preferred Stock and of any Parity Stock the full amounts to which they otherwise would be entitled, the holders of Series D Preferred Stock and First Priority Parity Stock shall share ratably in any distribution of Available Assets pro rata in proportion to the respective liquidation preference amounts which would otherwise be payable upon liquidation with respect to the outstanding shares of the Series D Preferred Stock and First Priority Parity Stock if all liquidation preference dollar amounts with respect to such shares were paid in full.

                  D3.2 TREATMENT OF REORGANIZATION, CONSOLIDATION, MERGER, OR SALE OF ASSETS. Any merger, consolidation or other corporate reorganization or combination to which the Corporation is a non-surviving party, and any sale of all or substantially all of the assets of the Corporation, shall be regarded as a liquidation, dissolution or winding up of the affairs of the Corporation for purposes of this Section D3; provided, however that, in the case of any such transaction to which the provisions of Section D5.6 also apply, the holders of the outstanding shares of Series D Preferred Stock and First Priority Parity Stock (voting together as a single class) shall have the right by majority vote to elect the benefits of the provisions of Section D5.6 hereof for all of the Series D Preferred Stock and First Priority Parity Stock in lieu of receiving payment in liquidation, dissolution or winding up of the Corporation pursuant to this Section D3.

                  The provisions of this Section D3.2 shall not apply to (i) any reorganization, merger or consolidation involving only a change in the state of incorporation of the Corporation, (ii) a merger of the Corporation with or into a wholly-owned Subsidiary of the Corporation that is incorporated in the United States of America, or (iii) a merger, reorganization, consolidation or other combination, of which the Corporation is substantively the surviving corporation and operates as a going concern, with another corporation incorporated in the United States of America and which does not involve a recapitalization, reorganization, reclassification or other similar change in the capital structure of the Corporation.

                  D3.3 DISTRIBUTIONS OTHER THAN CASH. Whenever the distribution provided for in this Section D3 shall be payable in whole or in part in property other than cash, the value of any property distributed shall be the fair market value of such property as reasonably determined in good faith by the Board of Directors of the Corporation in a written resolution. All distributions of property other than cash made hereunder shall be made, to the maximum extent possible, pro rata with respect to each Series and class of Preferred Stock and Common Stock in accordance with the liquidation amounts payable with respect to each such Series and class.

         D4. VOTING POWER. For each vote in which holders of Series D Preferred Stock are entitled to participate, each share of Series D Preferred Stock shall be entitled to that number of votes equal to two and one-half times the largest number of whole shares of Common Stock into which such holder's shares of Series D Preferred Stock could be converted. Except as otherwise required by applicable law or as otherwise provided herein, each holder of Series D Preferred Stock shall be entitled to vote together with the Common Stock, the Series A Preferred Stock, the Series B Junior Preferred Stock, the Series C Preferred Stock and all other series and classes of stock permitted to vote with the Common Stock on all matters submitted to a vote of the stockholders of the Corporation (including election of directors generally, but excluding election of the Series A Directors). Each holder of Series D Preferred Stock shall be entitled to notice of any stockholders' meeting in accordance with the by-laws of this Corporation at the same time and in the same manner as notice is given to all other stockholders entitled to vote at such meetings.

         D4.3 DIRECTOR ELECTION RIGHTS. So long as any shares of Series D Preferred Stock remain outstanding, the holders of Series D Preferred Stock, voting as a separate class, shall have the right to elect two directors of the Corporation (the "Series D Directors"). At any annual or special meeting of the Corporation held for the purpose of electing directors, the presence in person or by proxy (or by written consent) of the holders of a majority of the outstanding shares of Series D Preferred Stock shall constitute a quorum for the election of the Series D Director.

         D5. CONVERSION RIGHTS. The holders of the Series D Preferred Stock shall have the following rights and be subject to the following obligations with respect to the conversion of such shares into shares of Class B Common Stock:

                  D5.1 VOLUNTARY CONVERSION. Subject to and in compliance with the provisions of this Section D5, any shares of the Series D Preferred Stock may, at the option of the holder thereof, be converted at any time and from time to time into fully-paid and non-assessable shares of Class B Common Stock. The number of shares of Common Stock which a holder of Series D Preferred Stock shall be entitled to receive upon conversion shall be the product obtained by multiplying (i) the number of shares of Series D Preferred Stock being converted at any time, by (ii) a rate (the "Series D Conversion Rate") equal to the quotient obtained by dividing $9.00 by the Series D Conversion Value. The "Series D Conversion Value" in effect from time to time, except as adjusted in accordance with this Section D5, shall be $9.00.

                  D5.2     AUTOMATIC CONVERSION.

                           D5.2.1 EVENTS CAUSING CONVERSION. Immediately (A)
prior to a Public Offering, subject to such Public Offering or (B) upon the election, set forth in a written notice to the Corporation of holders of two-thirds of the outstanding shares of Series D Preferred and First Priority Parity Stock (counted as a single class) to convert their shares of Series D Preferred and First Priority Parity Stock to Common Stock, all shares of Series D Preferred Stock then outstanding shall be converted automatically into that number of fully paid, non-assessable shares of Class B Common Stock into which such shares of Series D Preferred Stock are convertible pursuant to this Section D5, without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent.

                           D5.2.2 SURRENDER OF CERTIFICATES UPON MANDATORY
CONVERSION. Upon the occurrence of the conversion event specified in paragraph D5.2.1, the holders of the Series D Preferred Stock shall, upon notice from the Corporation, surrender the certificates representing such shares at the office of the Corporation or its transfer agent for the Common Stock. Thereupon, there shall be issued and delivered to such holder a certificate or certificates for the number of shares of Common Stock into which the shares of Series D Preferred Stock so surrendered were convertible on the date on which the conversion occurred. The Corporation shall not be obligated to issue such certificates unless certificates evidencing such shares of Series D Preferred Stock being converted are either delivered to the Corporation or any such transfer agent, or the holder notifies the Corporation that such certificates have been lost, stolen or destroyed and executes an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection therewith.

                  D5.3     ANTI-DILUTION ADJUSTMENTS.

                           D5.3.1 UPON DILUTIVE ISSUANCES. If the Corporation
shall, while there are any shares of Series D Preferred Stock outstanding, issue or sell shares of its Common Stock or Common Stock Equivalents without consideration or at a price per share or Net Consideration Per Share less than the Series D Conversion Value in effect immediately prior to such issuance or sale, then in each such case the Series D Conversion Value, except as hereinafter provided, shall be lowered so as to be equal to an amount determined by multiplying such Series D Conversion Value by the following fraction:

                                           N(0) + N(1)
                                      -------------------
                                           N(0) + N(2)

                  Where:

                           N0 = the number of shares of Common Stock outstanding immediately prior to the issuance of such additional shares of Common Stock or Common Stock Equivalents (calculated on a fully-diluted basis assuming the exercise or conversion of all then exercisable or convertible options, warrants, purchase rights and convertible securities).

                           N(1) = the number of shares of Common Stock which the aggregate consideration, if any, (including the Net Consideration Per Share with respect to the issuance of Common Stock Equivalents) received or receivable by the Corporation for the total number of such additional shares of Common Stock so issued or deemed to be issued would purchase at the Series D Conversion Value in effect immediately prior to such issuance.

                           N(2) = the number of such additional shares of Common Stock so issued or deemed to be issued.


Example:

initial capital                        1,000,000
initial conversion price                   $1.00

new shares issued                       1,000,000       Total new consideration                 $500,000
new issue price                             $0.50       New shares which would be
                                                        Issued at initial conversion price       500,000
new conversion price                        $0.75


                  The provisions of this Section D5.3.1 may be waived as to all shares of Series D Preferred Stock in any instance (without the necessity of convening any meeting of stockholders of the Corporation) upon the written agreement of the holders of two-thirds of the outstanding shares of Series D Preferred Stock.

                           D5.3.2   COMMON STOCK EQUIVALENTS.

                                    D5.3.2.1 GENERAL. For the purposes of this
Section D5.3, the issuance of any warrants, options, subscription or purchase rights with respect to shares of Common Stock and the issuance of any securities convertible into or exchangeable for shares of Common Stock and the issuance of any Common Stock Equivalents, shall be deemed an issuance of Common Stock. Any obligation, agreement or undertaking to issue Common Stock Equivalents at any time in the future shall be deemed to be an issuance at the time such obligation, agreement or undertaking is made or arises. No adjustment of the Series D Conversion Value shall be made under this Section D5.3 upon the issuance of any shares of Common Stock which are issued pursuant to the exercise, conversion or exchange of any Common Stock Equivalents.

                                    D5.3.2.2 ADJUSTMENTS FOR ADJUSTMENT,
CANCELLATION OR EXPIRATION OF COMMON STOCK EQUIVALENTS. Should the Net Consideration Per Share of any such Common Stock Equivalents be decreased from time to time other than as a result of the application of anti-dilution provisions substantially similar to the provisions of this Section D5.3, then, upon the effectiveness of each such change, the Series D Conversion Value will be that which would have been obtained (1) had the adjustments made pursuant to Section D5.3.2.1 upon the issuance of such Common Stock Equivalents been made upon the basis of the new Net Consideration Per Share of such securities, and (2) had the adjustments made to the Series D Conversion Value since the date of issuance of such Common Stock Equivalents been made to such Series D Conversion Value as adjusted pursuant to clause (1) above. Any adjustment of the Series D Conversion Value which relates to any Common Stock Equivalent shall be disregarded if, as, and when such Common Stock Equivalent expires or is canceled without being exercised, or is repurchased by the Company at a price per share at or less than the original purchase price, so that the Series D Conversion Value effective immediately upon such cancellation or expiration shall be equal to the Series D Conversion Value that would have been in effect (1) had the expired or canceled Common Stock Equivalent not been issued, and (2) had the adjustments made to the Series D Conversion Value since the date of issuance of such Common Stock Equivalents been made to the Series D Conversion Value which would have been in effect had the expired or canceled Common Stock Equivalent not been issued.

                           D5.3.3   [INTENTIONALLY OMITTED]

                           D5.3.4 STOCK DIVIDENDS FOR HOLDERS OF CAPITAL STOCK
OTHER THAN COMMON STOCK. In the event that the Corporation shall make or issue (otherwise than to holders of Common Stock), or shall fix a record date for the determination of holders of any capital stock of the Corporation other than holders of Common Stock entitled to receive, a dividend or other distribution payable in Common Stock or securities of the Corporation convertible into or otherwise exchangeable for shares of Common Stock of the Corporation, then such Common Stock or other securities issued in payment of such dividend shall be deemed to have been issued for a consideration of $.01, except for dividends payable to the holders of Series D Preferred Stock.

                           D5.3.5 CONSIDERATION OTHER THAN CASH. For purposes of
this Section D5.3, if a part or all of the consideration received by the Corporation in connection with the issuance of shares of the Common Stock or the issuance of any of the securities described in this Section D5.3 consists of property other than cash, such consideration shall be deemed to have a fair market value as is reasonably determined in good faith by the Board of Directors of the Corporation in a written resolution.

                           D5.3.6 EXCEPTIONS TO ANTI-DILUTION ADJUSTMENTS. This
Section D5.3 shall not apply (A) under any of the circumstances which would constitute an Extraordinary Common Stock Event (as described below), (B) to any additional shares of Common Stock which become issuable upon conversion of any other series or class of preferred stock or convertible security of the Company as a result of any anti-dilution adjustment to the conversion ratio of such series or class, or (C) to any issuance or sale of shares of Common Stock and/or Common Stock Equivalents in an underwritten public offering not requiring conversion of the Series D Preferred Stock. Further, this Section D5.3 shall not apply with respect to the issuance or sale of shares of Common Stock, or the grant or options exercisable therefor, to directors, officers, employees and consultants of the Corporation or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan (ESOP), consulting agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services or of providing additional compensation to a financial institution in connection with the Corporation obtaining equipment lease/financing, provided that in each such case such plan, agreement, or other arrangement or issuance is approved by the vote or consent of two-thirds of the Board of Directors or by the written consent of the holders of two-thirds of the outstanding shares of Series D Preferred Stock.

                  D5.4 ADJUSTMENT UPON EXTRAORDINARY COMMON STOCK EVENT. Except in the case where the Series D Conversion Value is the initial offering price per share of the Company's Common Stock upon consummation of the Qualified IPO or Rights Offering, as the case may be, upon the happening of an Extraordinary Common Stock Event, the Series D Conversion Value shall, simultaneously with the happening of such Extraordinary Common Stock Event, be adjusted by multiplying the Series D Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event, and the product so obtained shall thereafter be the Series D Conversion Value, which, as so adjusted, shall be readjusted in the same manner upon the happening of any successive Extraordinary Common Stock Event or Events.

                  D5.5 ADJUSTMENT UPON CERTAIN DIVIDENDS. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution (other than a distribution in liquidation or other distribution otherwise provided for herein) with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock, or (ii) other assets (excluding cash dividends or distributions), then and in each such event provision shall be made so that the holders of the Series D Preferred Stock shall receive upon conversion thereof in addition to the number of shares of Common Stock receivable thereupon, the number of securities or such other assets of the Corporation which they would have received had their Series D Preferred Stock been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the Conversion Date, retained such securities or such other assets receivable by them, giving application to all other adjustments called for during such period under this Section D5.

                  D5.6 ADJUSTMENT UPON CAPITAL REORGANIZATION OR RECLASSIFICATION. If the Common Stock shall be changed into the same or different number of shares of any other class or classes of capital stock, whether by capital reorganization, recapitalization, reclassification or otherwise (other than an Extraordinary Common Stock Event), then and in each such event the holder of each share of Series D Preferred Stock shall have the right thereafter to convert such share into, in lieu of the number of shares of Common Stock which the holder would otherwise have been entitled to receive, the kind and amount of shares of capital stock and other securities and property receivable upon such reorganization, recapitalization, reclassification or other change by the holders of the number of shares of Common Stock into which such shares of Series D Preferred Stock could have been converted immediately prior to such reorganization, recapitalization, reclassification or change, all subject to further adjustment as provided herein. The provision for such conversion right shall be a condition precedent to the consummation by the Corporation of any such transaction unless the election described below is made.

                  In the case of a transaction to which both this Section D5.6 and Section D3.2 apply, the holders of the outstanding shares of Series D Preferred Stock and First Priority Parity Stock (voting together as a single class) shall have the option by majority vote to elect treatment for the Series D Preferred Stock and First Priority Parity Stock under this Section D5.6, notice of which election shall be submitted in writing to the Corporation at its principal office no later than five (5) business days before the effective date of such event. If no such election shall be made, the provisions of Section D3.2, and not this Section D5.6, shall apply.

                  D5.7 CERTIFICATE AS TO ADJUSTMENTS; NOTICE BY CORPORATION. In each case of an adjustment or readjustment of the Series D Applicable Conversion Rate, the Corporation at its expense will furnish each holder of Series D Preferred Stock so affected with a certificate prepared by the Treasurer or Chief Financial Officer of the Corporation, showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based.

                  D5.8 EXERCISE OF CONVERSION PRIVILEGE. To exercise its conversion privilege, a holder of Series D Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Class B Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series D Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. As promptly as practicable after the Conversion Date for such Series D Preferred Stock, the Corporation shall issue and deliver to the holder of the shares of Series D Preferred Stock being converted, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series D Preferred Stock in accordance with the provisions of this Section D5, and cash, as provided in Section D5.9, in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series D Preferred Stock shall cease and such holder shall be deemed to have become the holder of record of the shares of Class B Common Stock represented thereby.

                  D5.9 CASH IN LIEU OF FRACTIONAL SHARES. No fractional shares of Common Stock or scrip representing fractional shares shall be issued upon the conversion of shares of

Series D Preferred Stock. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of Series D Preferred Stock, the Corporation shall pay to the holder of the shares of Series D Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any fractional shares are issuable shall be based upon the aggregate number of shares of Series D Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series D Preferred Stock being converted.

                  D5.10 PARTIAL CONVERSION. In the event some but not all of the shares of Series D Preferred Stock represented by a certificate(s) surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series D Preferred Stock which were not converted.

                  D5.11 RESERVATION OF CLASS B COMMON STOCK. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Class B Common Stock, solely for the purpose of effecting the conversion of the shares of the Series D Preferred Stock, such number of its shares of Class B Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series D Preferred Stock (including any shares of Series D Preferred Stock represented by any warrants, options, subscription or purchase rights for Series D Preferred Stock), and if at any time the number of authorized but unissued shares of Class B Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Series D Preferred Stock (including any shares of Series D Preferred Stock represented by any warrants, options, subscriptions or purchase rights for such Series D Preferred Stock), the Corporation shall take such action as may be necessary to increase its authorized but unissued shares of Class B Common Stock to such number of shares as shall be sufficient for such purpose.

         D6.      RESTRICTIONS AND LIMITATIONS ON CORPORATE ACTION.

                  D6.1 The Corporation shall not take any corporate action or amend this Certificate of Incorporation (except to reduce the number of shares designated as Series D Preferred Stock to the number of such shares which are then issued and outstanding) without the approval by majority vote or written consent of the holders of outstanding shares of Series D Preferred Stock, voting as a single class, if such corporate action or amendment would change any of the rights, preferences, privileges of or limitations provided for herein for the benefit of any shares of Series D Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend this Certificate of Incorporation or take any other corporate action without the approval of the holders of outstanding shares of Series D Preferred Stock if such amendment or corporate action would:

                           (a) authorize, create or issue, or obligate the Corporation to authorize, create or issue, additional shares of Series D Preferred Stock, or series of stock ranking senior to the Series D Preferred Stock with respect to liquidation preferences of dividend rights or containing redemption rights; or

                           (b) reduce the amount payable to the holders of Series D Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (c) adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series D Preferred Stock; or

                           (d) cancel or modify the conversion rights of the holders of Series D Preferred Stock provided for in Section D5 herein.

                           (e) adversely affect the voting rights of the holders of Series D Preferred Stock.

                  D6.2 The Corporation shall not amend or repeal any provision of its Certificate of Incorporation or take any corporate action if such corporate action or amendment would similarly change the rights, preferences, privileges of or limitations on the Series D Preferred Stock and all classes or series of First Priority Parity Stock without the approval by majority vote or written consent of the holders of outstanding shares of Series D Preferred Stock and First Priority Parity Stock, voting together as a single class. Without limiting the generality of the preceding sentence, the Corporation will not take any corporate action without the approval of the holders of the outstanding shares of Series D Preferred Stock and First Priority Parity Stock, voting together as a single class, if such corporate action would:

                           (a) cause or authorize the Corporation to redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), any share or shares of equity securities of the Corporation other than as provided for in Section D2 hereof; or

                           (b) authorize, create or issue, or obligate the Corporation to authorize, create or issue, shares of any class of stock ranking senior to the Series D Preferred Stock and First Priority Parity Stock with respect to liquidation preferences or dividend rights, or containing redemption rights; or

                           (c) similarly reduce the amount payable to the holders of Series D Preferred Stock and First Priority Parity Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation; or

                           (d) similarly adversely affect the liquidation preferences, dividend rights or voting rights of the holders of Series D Preferred Stock and First Priority Parity Stock; or

                           (e) similarly cancel or modify the conversion rights of the holders of Series D Preferred Stock and First Priority Parity Stock; or

                           (f) provide for the voluntary liquidation, dissolution, recapitalization, reorganization or winding up of the Corporation; or

                           (g) authorize, approve or cause any merger, consolidation, sale of all or substantially all of the assets of the Corporation, corporate reorganization, recapitalization or other business combinations which could be deemed to be a liquidation, dissolution or winding up of the Corporation pursuant to Section D3.2 hereof.

         D7. NO DILUTION OR IMPAIRMENT. The Corporation will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of capital stock or assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of the Series D Preferred Stock set forth herein, but will at all times in good faith assist in the carrying out of all such terms. Without limiting the generality of the foregoing, the Corporation
(a) will not increase the par value of any shares of stock receivable on the conversion of the Series D Preferred Stock above the amount payable therefor on such conversion, and (b) will take such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of stock on the conversion of all Series D Preferred Stock from time to time outstanding.

         D8.      NOTICES OF RECORD DATE.  In the event of

                  (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividends or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of capital stock of any class or any other securities or property, or to receive any other right, or

                  (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

                  (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series D Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, consolidation, merger, dissolution, liquidation or winding up. Such notice shall be mailed by first class mail, postage prepaid, at least 15 days prior to the date specified in such notice on which action is being taken.

         D9. STATUS OF CONVERTED OR REPURCHASED SERIES D PREFERRED STOCK. Any share or shares of Series D Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be returned to the status of authorized but unissued shares of undesignated Preferred Stock. Upon the cancellation of all outstanding shares of Series D Preferred Stock, the provisions of this Series D Preferred Stock shall terminate and have no further force and effect.

                            ************************

         5.       The corporation is to have perpetual existence.

         6. In furtherance of and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

         7. The directors of the corporation shall be entitled to the benefits of all limitations on the liability of directors generally that are now or hereafter become available under the General Corporation Law of Delaware. Without limiting the generality of the foregoing, no director of the corporation shall be personally liable to the corporation or to any stockholder of the corporation for monetary damages for breach of fiduciary duty as a director, provided that this provision shall not limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts of omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit.

         8. Elections of directors need not be by written ballot except and to the extent provided in the bylaws of the Corporation.

         9. Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide.

         10. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.

         11. The Corporation shall, to the maximum extent permitted from time to time under the laws of the State of Delaware, indemnify and upon request shall advance expenses to any person who is or was a party or is threatened to be made a party to any threatened, pending or completed action, suit, proceeding or claim, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to be a director or officer of the Corporation or while a director or officer is or was serving at the request of the Corporation as a director, officer, employer or agent of any corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, against any and all expenses (including attorney's fees and expenses), judgments, fines, penalties and amounts paid in settlement or incurred in connection with the investigation, preparation to defend or defense of such action, suit, proceeding or claim; provided, however, that the foregoing shall not require the Corporation to indemnify or advance expenses to any person in connection with any action, suit, proceeding, claim or counterclaim initiated by or on behalf of such person. Such rights arising under any bylaw, agreement, vote of directors or stockholders or otherwise and shall inure to the benefit of the heirs and legal representatives of such person. Any repeal or modification of the foregoing provisions of this Article 10 shall not adversely affect any right or protection of a director or officer of this Corporation existing at the time of such repeal or modification.

         12. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.


         IN WITNESS WHEREOF, eMerge Interactive, Inc. has caused this certificate to be signed by Charles Abraham, its Chief Executive Officer on the __ day of October, 1999.


                                  EMERGE INTERACTIVE, Inc.


                                  By:
                                     ------------------------------------
                                           Charles Abraham
                                           Chief Executive Officer